UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54687	27-1627696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 21, 2012, KBS Real Estate Investment Trust III, Inc. (the "Company"), through an indirect wholly owned subsidiary, acquired from SP III 909 Lake Carolyn Parkway, L.P. an office building containing 364,366 rentable square feet located on approximately 3.5 acres of land in Irving, Texas (the "Tower on Lake Carolyn"). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor (the "Advisor").
The contractual purchase price of the Tower on Lake Carolyn was approximately $46.3 million plus closing costs. The Company funded the purchase of the Tower on Lake Carolyn with proceeds from its ongoing initial public offering and $20.0 million of proceeds from its U.S. Bank Portfolio Loan credit facility. The Tower on Lake Carolyn was not added as security for the loan.
The Tower on Lake Carolyn was built in 1988 and renovated in 2007. As of December 1, 2012, the Tower at Lake Carolyn was 83% leased to 42 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of the Tower on Lake Carolyn is approximately $5.4 million. The current weighted-average remaining lease term for the tenants is approximately 4.4 years.  The current weighted-average rental rate over the remaining lease term is $21.55 per square foot.
The Tower on Lake Carolyn has one tenant that individually occupies more than 10% of the total rentable square feet of the property. The tenant is in the oil and gas industry and has operations in the United States, Canada, Europe and Asia. This tenant occupies 41,480 rentable square feet, or approximately 11% of the total property rentable square feet. Its lease expires on June 30, 2020, with a one-time five-year extension option. The tenant also has a one-time option to terminate a portion of the lease (4,738 square feet) effective on May 31, 2018, subject to a termination fee. As of December 1, 2012, the annualized base rent for this tenant was approximately $0.8 million, the remaining lease term was approximately 7.6 years and the average annual rental rate over the remaining lease term was $20.13 per square foot.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before March 11, 2012, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: December 26, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer